UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2018

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Award and Stock Award Agreement

On May 8, 2018 and consistent with the terms of the previously reported offer letter between Houston Wire & Cable Company (the “Company”) and Christopher Micklas, Vice President and Chief Financial Officer of the Company, the compensation committee of the board of directors of the Company approved the grant of 26,144 shares of restricted stock to Mr. Micklas under the Company’s 2017 Stock Plan. The restricted stock will vest in three equal instalments on the first, second and third anniversaries of the date of grant and is subject to restrictions on transfer and risks of forfeiture that lapse upon vesting. The restricted stock is subject to the terms of the Company’s 2017 Stock Plan and the Stock Award Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 14,793,444 shares, par value $.001, or approximately 89.75% of the 16,482,383 shares outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy. Set forth below are the matters acted upon by Company stockholders at the Annual Meeting, and the final voting results on each such matter.

Proposal 1: Election of Directors. The number of votes cast for and withheld from each nominee, as well as the number of broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Withheld
Michael T. Campbell	11,843,351	305,858
Roy W. Haley	11,909,011	240,198
William H. Sheffield	11,259,635	889,574
G. Gary Yetman	11,830,288	318,921
James L. Pokluda III	11,701,136	448,073

There were 2,644,235 broker non-votes as to Proposal 1.

All five nominees were elected.

Proposal 2: Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes For as a Percentage of Votes Present at the Meeting	Votes Against	Abstentions
13,187,620	89.44%	1,581,318	24,506

There were no broker non-votes as to Proposal 2.

Proposal 2 received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.

Proposal 3: Advisory Vote to Approve the Company’s Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes For as a Percentage of Votes Present at the Meeting	Votes Against	Abstentions
11,477,999	96.17%	455,947	215,263

There were 2,644,235 broker non-votes as to Proposal 3.

Proposal 3 received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.

Proposal 4: Approval of the 2017 Stock Plan of the Company. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes For as a Percentage of Votes Present at the Meeting	Votes Against	Abstentions
12,019,857	99.18%	98,952	30,400

There were 2,644,235 broker non-votes as to Proposal 4.

Proposal 4 received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Index

10.1	Form of Stock Award Agreement for Key Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: May 14, 2018	By:	/s/ James L. Pokluda III
		Name:	James L. Pokluda III
		Title:	President and
Chief Executive Officer